CONSENT OF INDEPENDENT AUDITORS

To the Board of Trustees of Franklin Strategic Series:

We consent to the inclusion in Post-Effective Amendment No. 17 to the Registration Statement of Franklin Strategic Series on Form N-1A (File No. 33-39088) of our report dated May 30, 1995 on our audit of the statement of assets and liabilities of the Franklin Natural Resources Fund as of May 26, 1995.

                              /s/ Coopers & Lybrand L.L.P.
                              COOPERS & LYBRAND L.L.P.

San Francisco, California
December 1, 1995